Reading International Provides Update on Form 10-K Filing

Los Angeles, California, March 30, 2016 – Reading International, Inc.(NASDAQ: RDI) (“Reading” or the “Company”) announced today that the filing of its Annual Report on Form 10-K for the year ended December 31, 2015 would not occur until after the extended March 30, 2016 deadline.

On March 15, 2016, Reading International filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”), indicating that the filing of its Form 10-K would be delayed.  The Company continues to work diligently with its independent auditor Grant Thornton and tax advisor Deloitte to complete the preparation of its consolidated financial statements for the year ended December 31, 2015.  The delay in filing is the result of management’s need for additional time to complete its thorough review of the appropriate accounting treatment for certain complex income tax matters.  The Company estimates that it will be in a position to file its Form 10-K on or around April 30, 2016.  This estimate of time is subject to continuing review and may be revised as necessary.

It is not anticipated that any significant change in results of operations (before tax) from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof.  The matters under review relate to timing differences for certain adjustments to the Company’s tax accounts and do not impact net income before taxes.

As a result of the filing delay, Reading expects to receive a notice from The Nasdaq Stock Market ("NASDAQ") indicating that it is not currently in compliance with NASDAQ Listing Rule 5250(c)(1). Under NASDAQ Listing Rules, the Company expects to be granted 60 calendar days to submit a plan to NASDAQ to regain compliance with the Listing Rules by filing its Form 10-K for the year ended Dec. 31, 2015.  If the plan is accepted, NASDAQ can grant an exception of up to 180 calendar days for the Company to regain compliance.  Reading believes that this notice and the Company's non-compliance with NASDAQ Listing Rule 5250(c)(1) will have no immediate effect on the listing or trading of Reading’s common stock on the NASDAQ Capital Market.

About Reading International, Inc.

Reading International (http://www.readingrdi.com) is in the business of owning and operating cinemas and developing, owning and operating real estate assets. Our business consists primarily of:

•	the development, ownership and operation of multiplex cinemas in the United States, Australia and New Zealand; and
•

the development, ownership, and operation of retail and commercial real estate in Australia, New Zealand, and the United States, including Entertainment Themed Retail Centers in Australia and New Zealand and live theater assets in Manhattan and Chicago in the United States.

Reading manages its worldwide business under various different brands:

•	in the United States, under the
o	Reading Cinema brand (http://www.readingcinemasus.com);
o	Angelika Film Center brand (http://www.angelikafilmcenter.com);
o	Consolidated Theatres brand (http://www.consolidatedtheatres.com);
o	City Cinemas brand (http://www.citycinemas.com);
o	Beekman Theatre brand (http://www.beekmantheatre.com);
o	The Paris Theatre brand (http://www.theparistheatre.com);
o	Liberty Theatres brand (http://libertytheatresusa.com); and
o	Village East Cinema brand (http://www.villageeastcinema.com).
•	in Australia, under the

o	Reading Cinema brand (http://www.readingcinemas.com.au);
o	Newmarket brand (http://readingnewmarket.com.au); and
o	Red Yard Entertainment Centre (http://www.redyard.com.au).
•	in New Zealand, under the
o	Reading Cinema brand (http://www.readingcinemas.co.nz);
o	Rialto brand (http://www.rialto.co.nz);
o	Reading Properties brand (http://readingproperties.co.nz); and
o	Courtenay Central brand (http://www.readingcourtenay.co.nz).

Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), including, without limitation, Reading International’s expectations as to the timing and outcome of the internal review and the filing of the Annual Report on Form 10-K for the year ended December 31, 2015.. These statements involve risks and uncertainties that could cause Reading International’s actual results to differ materially, including, but not limited to: the discovery of additional information relevant to the internal review; the conclusions of Reading International’s Audit Committee (and the timing of the conclusions) concerning matters relating to the internal review; the timing of the review by, and the conclusions of, Reading International’s independent registered public accounting firm regarding the internal review and Reading International’s financial statements; the risk that the completion and filing of the Annual Report on Form 10-K will take longer than expected.

For a detailed discussion of these and other risk factors, please refer to Reading International’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the three months ended September 30, 2015 and other filings Reading International makes from time to time with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site ( http://www.sec.gov ).

Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Reading International does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Contacts

Reading International, Inc.
Dev Ghose, Chief Financial Officer
(213) 235-2240

or

Reading International, Inc.

Andrzej Matyczynski, EVP – Global Operations

(213) 235 2240

or

Joele Frank, Wilkinson Brimmer Katcher
Kelly Sullivan or Matthew Gross
(212) 355-4449